UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

BANK OF THE OZARKS, INC.

(Exact name of Registrant as specified in its Charter)

Arkansas	0-22759	71-0556208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway

Little Rock, Arkansas 72231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 501-978-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement

On September 30, 2004 Bank of the Ozark, Inc.’s (the “Company”) principal bank subsidiary (the “Bank”) assigned and transferred without recourse, a promissory note from a bank customer having an outstanding principal balance of $418,197 plus accrued interest of approximately $7,200, and secured by related mortgages on two parcels of commercial property in Arkansas, to M & C Investments, LLC, an Arkansas limited liability company one of whose principal members is Danny Criner, an executive officer of the Company and President of the Northern Division of the Bank. The obligor under the note is Carr-Munzner, Inc., one of whose principal guarantors filed a voluntary petition in bankruptcy in the United States Bankruptcy Court in June 2004. The Bank wrote down the asset in June 2004 to its estimated fair value, and incurred a charge of approximately $55,000 at that time. The properties secured by the mortgages have been currently appraised by independent appraisers at an approximate total of $358,000, and the assignment consideration paid to the Bank in cash by the assignee was $363,150. The assignment transaction was approved unanimously by the Company’s and the Bank’s respective boards of directors.

The information provided in Item 2.03 is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)(1)	On September 28, 2004, the Company’s wholly-owned subsidiary, Ozark Capital Statutory Trust IV, a Delaware business trust (the “Trust”), issued $15,000,000 of trust preferred securities (the “Capital Securities”) in a private placement pursuant to an applicable exemption from registration. The Company will irrevocably and unconditionally guarantee the Capital Securities and, to the extent not paid by the Trust, accrued and unpaid distributions on the Capital Securities and the redemption price payable to the Capital Securities holders, in each case to the extent the Trust has funds available. The proceeds of the Capital Securities, along with proceeds of $464,000 from the issuance of common securities (the “Common Securities”) by the Trust to the Company, will be used to purchase $15,464,000 of the Company’s junior subordinated debentures (the “Debentures”), the proceeds of which will be used in turn to augment “Tier 1 Capital” of the Company and for general corporate purposes.

(2)	The Capital Securities and the Debentures are redeemable on September 23, 2034, unless sooner redeemed in accordance with the provisions of an indenture (the “Indenture”) entered into between the Company and Wilmington Trust Company, as trustee (the “Trustee”). Distributions on the Capital Securities are cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears. Except for the first distribution period ending on November 23, 2004 (which will bear a coupon rate equal to LIBOR of 1.97% plus 2.22%), the coupon rate on the Capital Securities for a given distribution period will be equal to 90-day LIBOR plus 2.22% (but not to exceed the maximum rate of interest allowed under New York law as modified by any federal law or general applicability). Distributions may be deferred by the Company for up to 20 consecutive quarterly periods.

Early Redemption. The Capital Securities and Debentures are redeemable, subject to prior approval by the Federal Reserve, at any time commencing on the fifth anniversary of their issuance, at par, and may be redeemed earlier, subject to prior approval by the Federal Reserve, following the occurrence of a Special Event. “Special Event” is defined in the transaction documents as either (i) the receipt by the Company of an opinion of counsel to the effect that there is more than an insubstantial risk that (a) the Trust is or within 90 days of the date of such opinion will be subject to federal income tax with respect to the income received or accrued on the Debentures, (b) interest payable by the Company on the Debentures is not or within 90 days of the date of such opinion will not be deductible, in whole or in part, for federal income tax purposes, or (c) the Trust is or within 90 days of the date of such opinion will be subject to more than de minimis amount of other taxes, duties or other governmental charges ((a), (b) and (c) are collectively referred to as a “Tax Event”); (ii) the receipt by the Company of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation, there is more than an insubstantial risk that the Trust is or will be considered as an “investment company” that is required to be registered under the Investment Company Act of 1940 (an “Investment Company Event”); or (iii) the receipt by the Company of an opinion of counsel to the effect that there is more than an insubstantial risk that the Company, within 90 days of the date of such opinion, will not be entitled to treat an amount equal to the aggregate liquidation amount of the Debentures as “Tier 1 Capital” for purposes of the capital adequacy guidelines of the applicable federal financial institutions regulatory agency (a “Capital Treatment Event”); provided that the adoption by the Board of Governors of the Federal Reserve System as a final rule of any of the proposals in the form set forth in its notice of proposed rulemaking dated May 6, 2004, or any modifications not more adverse to the Issuer in any material respect than any such proposal, shall not constitute a Capital Treatment Event; provided further that the distribution of the Debentures in connection with the dissolution of the Trust will not in and of itself constitute a Capital Treatment Event unless such dissolution shall have occurred in connection with another Special Event.

Indenture Events of Default. The Trustee and the holders of at least 25% of the aggregate principal amount of the Debentures outstanding have a right to accelerate payment of principal outstanding under the Debentures if an event of default occurs under the Indenture, which includes any one of the following events:

(a)	failure of the Company for 30 days to make payments of interest on a Debenture when due (except during a valid extension period);

(b)	the Company defaults in the payment of any interest upon any Debenture, including any Additional Amounts (as defined below) due in respect thereof, following the nonpayment of any such interest for twenty or more consecutive Interest Periods; or

(c)	failure of the Company to pay principal of (or premium, if any, on) Debentures when due at maturity, redemption, declaration of acceleration or otherwise;

(d)	failure of the Company to observe certain covenants under the Indenture for a period of 60 days after receipt of notice of such failure;

(e)	a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(f)	the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(g)	the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of such Common Securities and Capital Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Common Securities and Capital Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Declaration of Trust among the Trustee, the Company and the administrators of the Trust (the “Declaration”).

Under the Declaration, any proceeds received upon payment or redemption of the Debentures will be used to redeem a pro rata amount of Capital Securities and Common Securities.

(3)	The duration of the Trust will be 35 years, unless earlier dissolved. If at any time the Trust is required to pay taxes, duties, assessments or other governmental charges of any kind (“Additional Amounts”) as a result of a Tax Event, then the Company is required to pay to the Trust additional sums so that the net amount received by the Trust after paying such amounts would equal the amount the Trust would have received had no such Additional Amounts been imposed.

Item 7.01 Regulation FD Disclosure.

On September 28, 2004, the Trust issued $15,000,000 of Capital Securities in a private placement pursuant to an applicable exemption from registration. Attached to this Current Report on Form 8-K as Exhibit 99 is a copy of the Company’s related press release dated September 29, 2004.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99—Press Release of the Company dated September 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: October 1, 2004	/s/ Paul Moore
Paul Moore
Chief Financial Officer